Exhibit 10.6

RC2 CORPORATION

2005 STOCK INCENTIVE PLAN
(as amended and restated effective February 24, 2010)

Article 1.  Establishment and Purpose

1.1  Establishment.  RC2 Corporation, a Delaware corporation (the "Company"), hereby establishes a stock incentive plan for employees and others providing services to the Company, as described herein, which shall be known as the RC2 Corporation 2005 Stock Incentive Plan (the "Plan").  It is intended that certain of the options issued pursuant to the Plan to employees of the Company may constitute incentive stock options within the meaning of section 422 of the Internal Revenue Code, and that other options issued pursuant to the Plan shall constitute nonstatutory options.  The Board shall determine which options are to be incentive stock options and which are to be nonstatutory options and shall enter into option agreements with recipients accordingly.

1.2  Purpose.  The purpose of the Plan is to provide a means for the Company to attract and retain competent personnel and to provide to participating directors, officers and other key employees long term incentives for high levels of performance by providing them with a means to acquire a proprietary interest in the Company's success.

Article II.  Definitions

2.1  Definitions.  For purposes of this Plan, the following terms shall be defined as follows:

(a)	"Award" means any Restricted Stock, Incentive Stock Option, Nonstatutory Option or Stock Appreciation Right awarded to a Grantee pursuant to this Plan.

(b)	"Board" means the Board of Directors of the Company.

(c)	"Cause" means the definition of Cause in Grantee's written employment agreement, if any, with the Company. If no such employment agreement or definition in such agreement exists, Cause means (i) breach by a Grantee of any covenant not to compete or confidentiality agreement with the Company, (ii) failure by a Grantee to substantially perform his duties to the reasonable satisfaction of the Board, (iii) serious misconduct by a Grantee which is demonstrably and substantially injurious to the Company, (iv) fraud or dishonesty by a Grantee with respect to the Company, (v) material misrepresentation by a Grantee to a stockholder or director of the Company or (vi) acts of negligence by a Grantee in performance of the Grantee's duties that are substantially injurious to the Company. The Board, by majority vote, shall make the determination of whether Cause exists.

(d)	"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e)	"Commission" means the Securities and Exchange Commission or any successor agency.

(f)	"Committee" means the Committee provided for by Article IV hereof, which may be created at the discretion of the Board.

(g)	"Company" means RC2 Corporation, a Delaware corporation.

(h)	"Consultant" means any person or entity, including an officer or director of the Company who provides services (other than as an Employee) to the Company and includes a Qualified Director, as defined below.

(i)	"Date of Exercise" means the date the Company receives notice, by a Grantee, of the exercise of an Option pursuant to section 8.9 of this Plan or a Stock Appreciation Right pursuant to Article X of this Plan. Such notice shall indicate the number of shares of Stock the Grantee intends to purchase upon exercise of an Option or the number of shares of Stock as to which the Grantee is exercising a Stock Appreciation Right, as applicable.

(j)	"Employee" means any person, including an officer or director of the Company, who is employed by the Company or any subsidiary of the Company (as defined in section 424(f) of the Code).

(k)	"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(l)	"Fair Market Value" means the fair market value of Stock upon which an Option or Stock Appreciation Right is granted under this Plan, as determined by the Board. If the Stock is traded on an over-the-counter securities market or national securities exchange, "Fair Market Value" shall mean the closing sales price of the Stock reported on such over-the-counter market or such national securities exchange on the applicable date or, if no sales of Stock have been reported for that date, on the next preceding date for which sales where reported.

(m)	"Grantee" means an Employee or Consultant holding an Award under the Plan.

(n)	"Incentive Stock Option" means an Option granted under this Plan which is intended to qualify as an "incentive stock option" within the meaning of section 422 of the Code.

(o)	"IRS" means the Internal Revenue Service, or any successor agency.

(p)	"Nonstatutory Option" means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of section 422 of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of section 422 of the Code applicable to incentive stock options.

(q)	"Option" means the right, granted under Article VIII of this Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be an Incentive Stock Option or a Nonstatutory Option.

(r)	"Parent Corporation" shall have the meaning set forth in section 424(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

(s)	"Qualified Director" means a director who is both (a) a "Non-Employee Director" as defined in Rule 16b-3(b)(3)(i), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission, and (b) an "Outside Director" as defined by section 162(m) of the Code and the regulations promulgated thereunder, or any successor definition adopted by the IRS.

(t)	"Restricted Stock" means an award of Stock granted under Article IX of this Plan.

(u)	"Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under section 16(b) of the Exchange Act, as amended from time to time.

(v)	"Significant Stockholder" means an individual who, within the meaning of section 422(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company. In determining whether an individual is a Significant Stockholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in section 424(d) of the Code.

(w)	"Stock" means the Common Stock, par value $.01 per share, of the Company.

(x)	"Stock Appreciation Right" means a right granted under Article X of this Plan.

2.2   Gender and Number.  Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender and the definition of any term herein in the singular shall also include the plural.

Article III.  Eligibility and Participation

3.1   Eligibility and Participation.  All Employees are eligible to participate in this Plan and receive Awards of Restricted Stock, Incentive Stock Options, Nonstatutory Options and/or Stock Appreciation Rights.  All Consultants are eligible to participate in this Plan and receive Awards of Restricted Stock, Nonstatutory Options and/or Stock Appreciation Rights hereunder.  Grantees shall be selected by the Board from among those Employees and Consultants who, in the opinion of the Board, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

Article IV.  Administration

4.1   Administration.  The Board shall be responsible for administering the Plan.

The Board is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.  Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of this Plan shall be final and binding and conclusive for all purposes and upon all persons.

At the discretion of the Board, this Plan may be administered by a Committee which shall be a compensation committee of the Board, consisting solely of two or more Qualified Directors.  The members of such Committee may be directors who are eligible to receive Awards under this Plan, but Awards may be granted to such members only by action of the full Board and not by action of the Committee.  Such Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the stockholders, the directors and any persons having any interests in any Awards which may be granted under this Plan and, by resolution providing for the creation and issuance of any such Award, to select the Employees and Consultants to whom Awards may from time to time be granted, to determine what form of Awards are to be granted under this Plan, and to determine the terms and conditions of any Award granted under this Plan (including, but not limited to, the number of shares, the share price, any restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award), which terms and conditions shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such Award, and shall be consistent with the provisions of the Plan.

The Board may from time to time remove members from, or add members to, the Committee.  The Board may terminate the Committee at any time.  Vacancies on the Committee, howsoever caused, shall be filled by the Board.  The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine.  A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee.  A quorum shall consist of two-thirds of the members of the Committee.

Where the Committee has been created by the Board, references herein to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by this Plan or by the Board.

The Board shall have all of the enumerated powers of the Committee but shall not be limited to such powers.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

4.2   Special Provisions for Grants to Officers or Directors.  Rule 16b-3 provides that the grant of a stock option, stock appreciation right or restricted stock to a director or officer of a company subject to the Exchange Act will be exempt from the provisions of section 16(b) of the Exchange Act if the conditions set forth in Rule 16b-3 are satisfied.  Unless otherwise specified by the Board, grants of Awards hereunder to individuals who are officers or directors of the Company for purposes of section 16(b) of the Exchange Act shall be made in a manner that satisfies the conditions of Rule 16b-3.

Article V.  Stock Subject to the Plan

5.1   Number.  The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 2,200,000, of which no more than 125,642 shares of stock may be issued in the form of Restricted Stock under Article IX.  The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.3.  The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance pursuant to Awards granted hereunder.

5.2   Unused Stock; Stock Appreciation Rights.  If an Option or Stock Appreciation Right shall expire or terminate for any reason without having been exercised in full, the unissued shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Awards under the Plan.  If any shares of Stock are subject to any Award of Restricted Stock are forfeited, such shares of Stock shall (unless the Plan shall have terminated) become available for other Awards under the Plan.  To the extent any Stock Appreciation Right is to be settled in cash or any other property other than Stock, the shares of Stock subject to such Stock Appreciation Right shall not count towards the number of shares of Stock available for other Awards under the Plan.

5.3   Adjustment in Capitalization.  In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification or other similar corporate change, the aggregate number of shares of Stock set forth in section 5.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.  In any such case, the number and kind of shares that are subject to any Option or Stock Appreciation Right (including any Option or Stock Appreciation Right outstanding after termination of employment) and the Option or Stock Appreciation Right price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option or Stock Appreciation Right price.

Article VI.  Limitations

6.1   Incentive Stock Options.  In the cases of Incentive Stock Options, the total Fair Market Value (determined at the date of grant) of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year under all plans of the Company under which incentive stock options may be granted (and all such plans of any Parent Corporation and any subsidiary corporations of the Company) shall not exceed $100,000.  (Hereinafter, this requirement is sometimes referred to as the "$100,000 Limitation.")  Nothing in this section shall be deemed to prevent the grant of Options permitting exercise in excess of the maximums established hereby where such excess amount is treated as a Nonstatutory Option.

6.2   Section 162(m) Limitations.  The following limitations shall apply to grants of Awards under this Plan:

(a)   No individual Grantee shall be granted, in any fiscal year of the Company, Awards with respect to more than 250,000 shares of Stock in total.

(b)   In connection with his or her initial service, a Grantee may be granted Awards with respect to up to an additional 50,000 shares of Stock which shall not count against the limit set forth in section 6.2(a) above.

(c)   The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in section 5.3

(d)   If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Article XIV), the cancelled Award will be counted against the limits set forth in sections 6.2(a) and (b) above.  For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

Article VII.  Duration of the Plan

7.1   Duration of the Plan.  The Plan shall be in effect until May 6, 2015.  Any Awards outstanding at the end of such period shall remain in effect in accordance with their terms.

Article VIII.  Terms of Stock Options

8.1   Grant of Options.  Subject to section 5.1 and Article VI, Options may be granted to Employees or Consultants at any time and from time to time as determined by the Board; provided, however, that Consultants may receive only Nonstatutory Options and may not receive Incentive Stock Options.  The Board shall have complete discretion in determining the number of Options granted to each Grantee.  In making such determinations, the Board may take into account the nature of services rendered by such Employee or Consultant, their present and potential contributions to the Company, and such other factors as the Board in its discretion shall deem relevant.  The Board shall also determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

8.2   No Tandem Options.  Where an Option granted under this Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Grantee's right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under section 422 of the Code.

8.3   Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified.  As determined by the Board on the date of grant, each Option shall be evidenced by an Option agreement (the "Option Agreement") that includes the nontransferability provisions required by section 12.2 hereof and specifies:  whether the Option is an Incentive Stock Option or a Nonstatutory Option; the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Board may impose; in the case of an Incentive Stock Option, a provision implementing the $100,000 Limitation; and any other terms and conditions as shall be determined by the Board at the time of grant of the Option.

All Option Agreements shall incorporate the provisions of this Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.

8.4   Option Price.  No Option granted pursuant to this Plan shall have an Option price that is less than the Fair Market Value of Stock on the date the Option is granted.  Incentive Stock Options granted to Significant Stockholders shall have an Option price of not less than 110 percent of the Fair Market Value of Stock on the date of grant.

8.5   Term of Options.  Each Option shall expire at such time as the Board shall determine when it is granted, provided, however, that no Option shall be exerciseable later than the tenth anniversary date of its grant.

8.6   Exercise of Options.  Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Grantees.

8.7   Payment.  Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made.  Such payment may be made in cash, outstanding shares of Stock, in combinations thereof, or any other method of payment approved by the Board; provided, however, that (i) the deposit of any withholding tax shall be made in accordance with applicable law and (ii) that such shares of Stock used to pay the exercise price have been held by the Participant for at least six months prior to the exercise date.  If shares of Stock are being used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the shares.  Any certificates evidencing shares of Stock used to pay the purchase price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with signatures thereon guaranteed).  In the event the certificates tendered by the holder in such payment cover more shares than are required for such payment, the certificate shall also be accompanied by instructions from the holder to the Company's transfer agent with regard to the disposition of the balance of the shares covered thereby.

8.8   Prohibition on Repricing.  Except for adjustments pursuant to section 5.3 and Article XIV, the per share Option price for any Option granted pursuant to this Plan may not be decreased after the date of grant nor may an outstanding Option be surrendered to the Company as consideration for the grant of a new Option with a lower Option price without the approval of the Company's stockholders.

8.9   Written Notice.  A Grantee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board.  Full payment for the Options exercised, as provided in section 8.7 above, must accompany the written notice.

8.10   Issuance of Stock Certificate.  As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Grantee or to a nominee of the Grantee a certificate or certificates for the requisite number of shares of Stock.

8.11   Privileges of a Stockholder.  A Grantee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.

8.12   Termination of Employment or Services.  Except as otherwise expressly specified by the Board, all Options granted under this Plan shall be subject to the following termination provisions.

(a)   Death.  If a Grantee's employment in the case of an Employee, or provision of services as a Consultant in the case of a Consultant, terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Grantee's will or, if the Grantee shall fail to make a testamentary disposition of an Option or shall die intestate, the Grantee's legal representative or representatives.  The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

(b)   Termination Other Than for Cause or Due to Death.  In the event of a Grantee's termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, other than for Cause or by reason of death, the Grantee may exercise such portion of his Option as was exercisable by him at the date of such termination (the "Termination Date") at any time within three months of the Termination Date; provided, however, that where the Grantee is an Employee, and is terminated due to disability within the meaning of Code section 422, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date.  In any event, the Option cannot be exercised after the expiration of the original term of the Option.  Options not exercised within the applicable period specified above shall terminate.

In the case of an Employee, a change of duties or position within the Company, if any, shall not be considered a termination of employment for purposes of this Plan.  The Option Agreements may contain such provisions as the Board shall approve with respect to the effect of approved leaves of absence upon termination of employment.

(c)   Termination for Cause.  In the event of a Grantee's termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, which termination is by the Company for Cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

Article IX.  Restricted Stock

9.1   Grant of Restricted Stock.  Subject to section 5.1 and Article VI, shares of Restricted Stock may be granted to Employees or Consultants at any time and from time to time as determined by the Board.  The Board shall have complete discretion in determining the number of shares of Restricted Stock granted to each Grantee, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in section 9.3.  The Board may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Board shall determine.  The provisions of Restricted Stock awards need not be the same with respect to each recipient.  In making such determinations, the Board may take into account the nature of services rendered by such Employee or Consultant, their present and potential contributions to the Company, and such other factors as the Board in its discretion shall deem relevant.

9.2   Awards and Certificates.  Each Grantee receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock.  Such certificate shall be registered in the name of such Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the RC2 Corporation Incentive Stock Plan and a Restricted Stock Agreement.  Copies of such Plan and Agreement are on file at the offices of RC2 Corporation, 1111 West 22nd Street, Oak Brook, Illinois 60523."

The Board may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

9.3   Terms and Conditions.  Shares of Restricted Stock shall be subject to the following terms and conditions:

(a)   Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in section 9.3(f), during a period set by the Board, commencing with the date of such award (the "Restriction Period"), the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.  Within these limits, the Board may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Board may determine.

(b)   Except as provided in this section and section 9.3(a), the Grantee shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends.  Unless otherwise determined by the Board, cash dividends shall be automatically deferred and reinvested in additional Restricted Stock and dividends payable in Stock shall be paid in the form of Restricted Stock.

(c)   Except to the extent otherwise provided in the applicable Restricted Stock Agreement and sections 9.3(a) and (d), upon termination of a Grantee's employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Grantee.

(d)   In the event of hardship or other special circumstances of a Grantee whose employment is involuntarily terminated (other than for Cause), the Board may waive in whole or in part any or all remaining restrictions with respect to such Grantee's shares of Restricted Stock.

(e)   If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Grantee.

(f)   As determined by the Board on the date of grant, each Award of Restricted Stock shall be evidenced by a written agreement in a form to be established by the Board (the "Restricted Stock Agreement") that specifies:  the duration of the Restricted Period; the number of shares of Restricted Stock granted; any vesting or other restrictions which the Board may impose, and any other terms and conditions as shall be determined by the Board at the time of grant of the Restricted Stock.  All Restricted Stock Agreements shall incorporate the provisions of this Plan by reference.

Article X.  Stock Appreciation Rights

10.1   Grant of Stock Appreciation Rights.  Subject to section 5.1 and Article VI, Stock Appreciation Rights may be granted to Employees or Consultants at any time and from time to time as determined by the Board.  The Board shall have complete discretion in determining the number of Stock Appreciation Rights granted to each Grantee.  In making such determinations, the Board may take into account the nature of services rendered by such Employee or Consultant, their present and potential contributions to the Company, and such other factors as the Board in its discretion shall deem relevant.

10.2   Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Board, including the following:

(a)   As determined by the Board on the date of grant, each Stock Appreciation Right shall be evidenced by a Stock Appreciation Right grant agreement (the "Stock Appreciation Right Agreement") in a form to be established by the Board that specifies the exercise price, term, conditions of exercise and such other terms as the Board shall determine.  All Stock Appreciation Right Agreements shall incorporate the provisions of this Plan by reference.

(b)   No Stock Appreciation Right granted pursuant to this Plan shall have an exercise price that is less than the Fair Market Value of Stock on the date the Stock Appreciation Right is granted.

(c)   Each Stock Appreciation Right shall expire at such time as the Board shall determine when it is granted, provided, however, that no Stock Appreciation Right shall be exerciseable later than the tenth anniversary date of its grant.

(d)   Stock Appreciation Rights granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Grantees.  Upon exercise of a Stock Appreciation Right, a Grantee will be entitled to receive payment from the Company in an amount determined by multiplying (A) the difference between the Fair Market Value on the Date of Exercise over the exercise price of the Stock Appreciation Right, times (B) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised.  Payment upon exercise of a Stock Appreciation Right shall be made in shares of Stock (based on the Fair Market Value on the Date of Exercise), cash, other property or any combination thereof, as provided in the Stock Appreciation Right Agreement for any such grant of a Stock Appreciation Right.

10.3   Exercise of a Stock Appreciation Right.

(a)   Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as are determined by the Board and set forth in the Stock Appreciation Right Agreement.  If applicable, a Stock Appreciation Right may not be exercised for a fraction of a share.

(b)   A Stock Appreciation Right shall be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Stock Appreciation Right Agreement) from the person entitled to exercise the Stock Appreciation Right.  If applicable, shares issued upon exercise of a Stock Appreciation Right shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse.  If applicable, until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Stock subject to the Stock Appreciation Right, notwithstanding the exercise of the Stock Appreciation Right.  If applicable, the Company shall issue (or cause to be issued) such shares promptly after the Stock Appreciation Right is exercised.

10.4   Prohibition on Repricing.  Except for adjustments pursuant to section 5.3 and Article XIV, the per share exercise price for any Stock Appreciation Right granted pursuant to this Plan may not be decreased after the date of grant nor may an outstanding Stock Appreciation Right be surrendered to the Company as consideration for the grant of a new Stock Appreciation Right with a lower exercise price without the approval of the Company's stockholders.

10.5   Privileges of a Stockholder.  A Grantee or any other person entitled to exercise a Stock Appreciation Right under this Plan shall not have stockholder privileges with respect to any Stock covered by the Stock Appreciation Right until the date of issuance of a stock certificate for such Stock.

10.6   Termination of Employment or Services.  Except as otherwise expressly specified by the Board, all Stock Appreciation Rights granted under this Plan shall be subject to the following termination provisions.

(a)   Death.  If a Grantee's employment in the case of an Employee, or provision of services as a Consultant in the case of a Consultant, terminates by reason of death, the Stock Appreciation Right may thereafter be exercised at any time prior to the expiration date of the Stock Appreciation Right or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Grantee's will or, if the Grantee shall fail to make a testamentary disposition of a Stock Appreciation Right or shall die intestate, the Grantee's legal representative or representatives.  The Stock Appreciation Right shall be exercisable only to the extent that such Stock Appreciation Right was exercisable as of the date of death.

(b)   Termination Other Than for Cause or Due to Death.  In the event of a Grantee's termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, other than for Cause or by reason of death, the Grantee may exercise such portion of his Stock Appreciation Right as was exercisable by him at the date of such termination (the "Termination Date") at any time within three months of the Termination Date; provided, however, that where the Grantee is an Employee, and is terminated due to disability within the meaning of Code section 422, he may exercise such portion of his Stock Appreciation Right as was exercisable by him on his Termination Date within one year of his Termination Date.  In any event, the Stock Appreciation Right cannot be exercised after the expiration of the original term of the Stock Appreciation Right.  Stock Appreciation Rights not exercised within the applicable period specified above shall terminate.

In the case of an Employee, a change of duties or position within the Company, if any, shall not be considered a termination of employment for purposes of this Plan.  The Stock Appreciation Right Agreements may contain such provisions as the Board shall approve with respect to the effect of approved leaves of absence upon termination of employment.

(c)   Termination for Cause.  In the event of a Grantee's termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, which termination is by the Company for Cause, any Stock Appreciation Right or Stock Appreciation Rights held by him under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

Article XI.  Change of Control Provisions

11.1   Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control (as defined in section 10.2), the Board may, in its sole and absolute discretion (or, if required pursuant to any Grantee's written employment agreement, the Board shall for such Grantee), cause any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested to become fully exercisable and vested to the full extent of the original grant or cause all restrictions applicable to any Restricted Stock to lapse and such Restricted Stock to become free of all restrictions and fully vested to the full extent of the original grant.

11.2   Definition of Change of Control.  For purposes of the Plan, a "Change of Control" shall mean, as to any Grantee, the definition of Change of Control in such Grantee's written employment agreement or, if no such Employment Agreement or definition in such agreement exists, Change of Control shall mean the happening of any of the following events:

(a)   the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control:  (i) any acquisition directly from Company, (ii) any acquisition by Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Company or any corporation controlled by Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of section 10.2(c); or

(b)   individuals who, as of May 6, 2005, constitute the Board of Directors of Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Company; or

(c)   approval by the stockholders of Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the approval of the initial agreement, or of the action of the Board of Directors of Company, providing for such Business Combination; or

(d)   approval by the stockholders of Company of (i) a complete liquidation or dissolution of Company or (ii) the sale or other disposition of all or substantially all of the assets of Company, other than to a corporation, with respect to which following such sale or other disposition, [a] more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, [b] less than 30% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of Company or such corporation), except to the extent that such Person owned 30% or more of the Outstanding Common Stock or Outstanding Voting Securities prior to the sale or disposition, and [c] at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the approval of the initial agreement, or of the action of the Board of Directors of Company, providing for such sale or other disposition of assets of Company or were elected, appointed or nominated by the Board of Directors of Company.

Article XII.  Rights of Grantees

12.1   Service.  Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Employee's employment, or any Consultant's services, at any time, nor confer upon any Employee any right to continue in the employ of the Company, or upon any Consultant any right to continue to provide services to the Company.

12.2   Nontransferability.  Options and Stock Appreciation Rights granted under this Plan shall be nontransferable by the Grantee, other than by will or the laws of descent and distribution, and shall be exercisable during the Grantee's lifetime only by the Grantee.

Article XIII.  Amendment, Modification
and Termination of the Plan

13.1   Amendment, Modification, and Termination of the Plan.
The Board may at any time terminate and from time to time may amend or modify the Plan.  The Company shall obtain the approval of the stockholders to any amendment to this Plan to the extent necessary to comply with any applicable laws or the rules of any stock exchange or quotation system on which the Stock is listed or quoted.  No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award under the Plan without the consent of the Grantee holding the Award.

Article XIV.  Acquisition, Merger and Liquidation

14.1   Acquisition.  Notwithstanding anything herein to contrary, in the event that an Acquisition (as defined below) occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options and Stock Appreciation Rights outstanding as of the effective date of Acquisition, whether or not such Options or Stock Appreciation Rights are then exercisable, in return for payment to the Grantees for each Option and Stock Appreciation Right of an amount equal to a reasonable, good faith estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price per share of the Option or Stock Appreciation Right.  In estimating the Spread, appropriate adjustments to give effect to the existence of the Options and Stock Appreciation Rights shall be made, such as deeming the Options and Stock Appreciation Rights to have been exercised, with the Company receiving the exercise price payable under the Options, and treating the shares receivable upon exercise of the Options and Stock Appreciation Rights as being outstanding in determining the net amount per share.  For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities.  For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company.  The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise.  In cases where the Acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

Where the Company does not exercise its option under this section 14.1, the remaining provisions of this Article XIV shall apply, to the extent applicable.

14.2   Merger or Consolidation.  Subject to section 14.1 and to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option or Stock Appreciation Right granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option or Stock Appreciation Right would have been entitled in such merger or consolidation.

14.3   Other Transactions.  Subject to section 14.1, dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option and Stock Appreciation Right outstanding hereunder to terminate as of the effective date of the dissolution, liquidation, merger or consolidation.  However, the Grantee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Grantee an option or stock appreciation right, as applicable (the "Substitute Award") on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Grantee the rights and benefits of the Option or Stock Appreciation Right outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options and Stock Appreciation Rights whether or not then exercisable, subject to the provisions of this Plan.  The Board shall have absolute and uncontrolled discretion to determine whether the Grantee has been offered a firm commitment and whether the tendered Substitute Award will substantially preserve to the Grantee the rights and benefits of the Options and Stock Appreciation Rights outstanding hereunder.  In any event, any Substitute Award for an Incentive Stock Option shall comply with the requirements of the Code.

Article XV. Securities Registration

15.1   Securities Registration.  In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Awards or any Stock with respect to which an Award may be or shall have been granted or exercised, or to qualify any such Awards or Stock under the Securities Act of 1933, as amended, or any other statute, then the Grantee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Awards or Stock.

Unless the Company has determined that the following representation is unnecessary, each person exercising an Option or Stock Appreciation Right or receiving an Award of Restricted Stock under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option or Stock Appreciation Right or Award, to make a representation in writing (a) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, and (b) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel to the Company, or other counsel acceptable to the Company, that such shares may be transferred.  The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

Article XVI.  Tax Withholding

16.1   Tax Withholding.  Whenever shares of Stock, cash or other property are to be issued in satisfaction of Options or Stock Appreciation Rights exercised under this Plan or pursuant to an Award of Restricted Stock, the Company shall have the power to require the recipient of the Stock, cash or other property to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements.  Unless otherwise determined by the Board, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

Article XVII.  Indemnification

17.1   Indemnification.  To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article XVIII.  Requirements of Law

18.1   Requirements of Law.  The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.2   Governing Law.  The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Delaware.

Article XIX.  Compliance with Code

19.1   Compliance with Code.  Incentive Stock Options granted hereunder are intended to qualify as "incentive stock options" under Code section 422.  If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under this Plan being treated as incentive stock options under the Code.  Awards granted hereunder to any person who is a "covered employee" under Code section 162(m) at any time when the Company is subject to Code section 162(m) are intended to qualify as performance-based compensation within the meaning of Code section 162(m)(4)(C).  If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Awards granted under this Plan to such "covered employees" being treated as performance-based compensation under Code section 162(m).

This Plan was:

Approved and adopted by the Board of Directors and the stockholders of the Company effective May 6, 2005.

Approved and adopted, as amended and restated, by the Board of Directors and stockholders of the Company effective May 8, 2008.

Approved and adopted, as amended and restated, by the Board of Directors of the Company effective February 25, 2009.

Approved and adopted, as amended and restated, by the Board of Directors of the Company effective February 24, 2010.